                                  EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Eaton Corporation 401 (k) Savings Plan for the Hourly Rate Employees at Airflex Division (the "Plan") of (a) our report dated January 22, 1996, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and (b) our report dated July 31, 1996, with respect to the financial statements and schedules of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1995, to be filed concurrently with this Registration Statement on Form S-8.



                                                   /s/ ERNST & YOUNG LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP


Cleveland, Ohio

October 9, 1996